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                                                                   EXHIBIT 10.2

                    DISTRIBUTION AGREEMENT AMENDMENT NO. 1

This is an amendment to the Distribution Agreement ("Distribution Agreement") made and entered into on January 22, 2002 between:

SINCLAIR PHARMACEUTICALS LTD., a corporation duly organized and existing under the laws of England having its place of business at Borough Rd, Godalming, Surrey, United Kingdom GU7 2AB and Sinclair Pharma Srl, a corporation duly organized and existing under the laws of Italy having its place of business at Viale Marche, 15, 20125 Milano, Italy. Sinclair Pharmaceuticals Ltd and Sinclair Pharma Srl are hereinafter collectively referred to as "Company."

and

CELL PATHWAYS, INC., a corporation duly organized and existing under the laws of Delaware having a place of business at 702 Electronic Drive, Horsham, Pennsylvania, 19044 hereinafter referred to as "Distributor."

The Definitions set forth in Article 1 of the Distribution Agreement are used in and control this Amendment No. 1.

This Amendment No. 1 is effective as of March 15, 2002.

The Company and Distributor have been working together under the Distribution Agreement to have the Present Product manufactured on behalf of Company and launched by Distributor in the United States. As they have been working together, they now understand that the Distribution Agreement has to be clarified so that the respective responsibilities of the parties are memorialized clearly for the purposes of regulatory compliance in the United States. Thus, the parties have agreed upon the following matters.

A. Company has designated Michael Killeen as its U.S. agent under 21 C.F.R. Section 807.40(b), and Distributor agrees to this. Company will notify Distributor of any proposed change in U.S. Agent within 30 days of the change, and Distributor shall have the right to approve any such change, which approval shall not unreasonably be withheld. Company's U.S. Agent shall comply with the applicable F.D.A. rules and regulations and specifically shall assist F.D.A. (upon request) in communications with Company and its foreign manufacturer, respond to questions concerning Present Product that are imported, and scheduling inspections of the Company and its foreign manufacturer. Company shall ensure that its U.S. Agent shall reside or maintain a place of business in U.S. To the extent that the U.S. Agent is contacted by the F.D.A. regarding the Present Product , Company shall immediately notify Distributor of the nature of the contact and provide Distributor copies of all correspondence received. Company shall provide advance notice of any F.D.A. inspection or audit and Distributor shall be entitled to have a representative present at any such inspection or audit.

B. Company has listed Denise Swift as its official correspondent on F.D.A. Form 2891, and Distributor agrees to this. Company will notify Distributor of any proposed change in official correspondent within 30 days of the change, and Distributor shall have the right to approve any such change, which approval shall not unreasonably be withheld.
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C.      Distributor is registered with FDA as a distributor of the Present
Product (F.D.A. Form 2891), and shall maintain that registration for as long as its obligations under the Distribution Agreement remain in effect.

D. Company has listed Present Product Gelclair with F.D.A. (FDA Form 2892) and shall maintain that listing for as long as its obligations under the Distribution Agreement remain in effect.

E. To clarify Company's obligations under Section 1.16 not to modify Specifications "without prior written agreement by the Parties," the parties agree that Distributor should be notified reasonably in advance of making any of proposed changes to Specifications, as well as any proposed changes to manufacturing methods, processes, or procedures. All such changes proposed by Company or its manufacturer shall be subject to advance written approval by the Distributor, and such approval shall not unreasonably be withheld. For clarity, such changes include, but are not limited to manufacturing location; process, equipment, and batch size; components, suppliers, grade and/or source; testing methods, finished product composition and specifications; and packaging and labeling changes.

F. The parties agree that the packing specification attached (Appendix A) shall be treated as part of Appendix A to the Distribution Agreement and be deemed to be part of the Specifications under that agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 in duplicate.


Sinclair Pharmaceuticals Ltd.   Cell Pathways Incorporated
Signed by: Michael J. Flynn     Signed by: Robert J. Towarnicki


/s/                             /s/
-------------------------       -----------------------------
Position: President & CEO       Position:  President & C.E.O.
Date:  April 17, 2002           Date: April 8, 2002


Sinclair Pharma Srl
Signed by: Michael J. Flynn

Position: President

/s/
--------------------
Date: April 17, 2002


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                                  APPENDIX A


[Description of GelclairTM Master Label Form and depiction of GelclairTM packaging materials.]



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